EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT dated as of January 21, 2016 (this “Agreement”) between Wexford Capital LP, a Delaware limited partnership, Wexford Rhino Partners, L.P., a Delaware limited partnership, Rhino Energy Holdings LLC, a Delaware limited liability company, and Rhino Resource Holdings LLC, a Delaware limited liability company (individually, a “Seller” and collectively, the “Sellers”), and Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”, together with the Sellers, the “Parties”).

WHEREAS, the Purchaser seeks to purchase from each Seller, and each Seller seeks to sell to the Purchaser, (i) the issued and outstanding membership units representing limited partnership interests in the general partner of the Company (as defined below), Rhino GP LLC, a Delaware limited liability company (“Rhino GP”) (the “GP Units”) and (ii) the common units (the “Common Units”) and the subordinated units (the “Subordinated Units,” and together with the Common Units and the GP Units, the “Purchased Units”) representing limited partnership interests in Rhino Resource Partners LP (the “Company”), in each case, as set forth under such Seller’s name in Schedule I attached hereto pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I

purchase and sale OF THE PURCHASED UNITS

1.1 Purchase and Sale of Purchased Units.

Subject to the terms and conditions of this Agreement:

(i) at the First Closing (as defined below), (A) each Seller shall sell, convey, assign and deliver to the Purchaser the Common Units (the “First Closing Units”) and any and all rights and benefits incident to the ownership thereof (including, without limitation, accrued and unpaid dividends thereon) set forth under such Seller’s name of Schedule I and (B) the Purchaser shall (1) purchase from each Seller the First Closing Units for the purchase price for the applicable First Closing Units set forth under such Seller’s name on Schedule I (the “First Closing Purchase Price”) by wire transfer of immediately available funds to an account or accounts designated by the applicable Seller and (2) pay to Davis Gillett Mottern & Sims, LLC,as escrow agent of the Parties (the “Escrow Agent”), the Second Closing Purchase Price (as defined below) (the “Escrow Amount”), for deposit into the Escrow Agent’s IOLTA account (the “Escrow Account”), which Escrow Amount shall be held and disposed of pursuant to the terms of an escrow agreement, dated as of the First Closing Date, among the Escrow Agent, Purchaser and Sellers, substantially in the form attached as Exhibit A hereto (the “Escrow Agreement”), by wire transfer of immediately available funds to the Escrow Account;

(ii) at the Second Closing (as defined below), (A) each Seller shall sell, convey, assign and deliver to the Purchaser the GP Units and the Subordinated Units (together, the “Second Closing Units”) and any and all rights and benefits incident to the ownership thereof (including, without limitation, accrued and unpaid dividends thereon) set forth under such Seller’s name of Schedule I and (B) the Purchaser shall purchase from each Seller such Second Closing Units for the purchase price for such Second Closing Units, as applicable, set forth under such Seller’s name on Schedule I (the “Second Closing Purchase Price”, together with the First Closing Purchase Price, the “Purchase Price”) by wire transfer of immediately available funds by the Escrow Agent from the Escrow Account, pursuant to written instructions from the Purchaser and each Seller to an account or accounts designated by the applicable Seller.

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(iii) The Purchaser and the Sellers mutually agree that the allocation of the Purchase Price in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $3,500,000 allocated to the Common Units, $200,00 allocated to the Subordinated Units, and $800,00 allocated to the GP Units, and neither the Purchaser nor the Sellers shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

1.2 Closings.

(a) The date and time of the initial closing (the “First Closing”) shall be 9:00 am, New York City time, on the date hereof (or such other time as the parties may agree) (the “ First Closing Date”) after notification of satisfaction or waiver (by the applicable Party) of the conditions to the closing set forth in Sections 4.1 and 4.2 below at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b) The date and time of the second closing (the “Second Closing”) shall be 9:00 am, New York City time, on a date mutually agreed by the Purchaser and the Sellers no later than sixty (60) days from the First Closing Date (the “Second Closing Date”, together with the First Closing Date, the “Closing Dates” and each a “Closing Date”) after notification of satisfaction or waiver (by the applicable Party) of the conditions to the closing set forth in ARTICLE IV below at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. All actions taken at the Second Closing shall be deemed to have occurred simultaneously.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, represents and warrants with respect to only itself to the Purchaser as of the date, and, to the extent applicable, as of each Closing Date, hereof as set forth below in this Article II.

2.1 Organization

Such Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

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2.2 Title to Purchased Units.

Such Seller is the owner of the Purchased Units to be sold by it pursuant to this Agreement and owns the Purchased Units free from all taxes, liens, claims, encumbrances, charges, security interests, pledges, escrows, lock-up arrangements and restrictions on transfer (except for restrictions or limitations on transfer imposed by applicable federal or state securities laws and the requirement that the Purchaser execute and deliver joinders to the applicable partnership and limited liability company agreements) (“Claims”). The Purchased Units (other than the GP Units) to be sold by the Seller are issued in book-entry form by the Company’s transfer agent. The GP Units to be sold by the Seller are not in certificated form, and are evidenced by the Second Amended and Restated Limited Liability Company Agreement for Rhino GP dated November 15, 2013. Such Seller has good and valid title to the Purchased Units. Other than this Agreement, there are no outstanding rights, options, subscriptions or other agreements or commitments (oral or written) by which such Seller is bound relating to its sale or transfer of the Purchased Units, and, other than this Agreement, the Purchased Units are not subject to any other purchase agreement, buy/sell agreement, proxy, voting agreement, voting trust agreement, right of first refusal, redemption or any other similar agreement or lock-up or other restriction on their transfer or sale or on the ability of the Purchaser to sell or transfer the Purchased Units. Delivery to the Purchaser of the Purchased Units purchased by the Purchaser will (i) pass good and marketable title to the Purchased Units to the Purchaser, free and clear of all Claims (assuming that the Purchaser is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code regardless whether such section is applicable), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Purchased Units. No representations are made hereunder or otherwise in this Agreement as to the effect of the vesting, forfeiture and other terms of 60,976 Common Units granted pursuant to certain stock incentive plans and grant agreements (the “RSUs”) and which are subject to vesting and forfeiture in certain circumstances that may include a sale of the Sellers’ interest in Rhino GP.

2.3 Authority.

Such Seller has all requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including, without limitation, the full power and authority to sell and transfer the Purchased Units. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Seller, and this Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.4 Noncontravention.

The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of such Seller, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Seller, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder; provided, however, that, for the avoidance of doubt, no such representation is made with respect to “change of control” and similar provisions in material agreements of the Company and Rhino GP that may occur due to the transfer of Purchased Units in connection herewith.

2.5 Consents.

Except for the approvals required to be obtained by the Closings in accordance with Article IV, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation by such Seller of the transactions contemplated hereby.

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2.6 No General Solicitation.

Such Seller did not offer or sell the Purchased Units by any form of general solicitation or general advertising.

2.7 No Brokers.

The Sellers have not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.8 No Other Representations and Warranties.

THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS IN THIS ARTICLE II ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS. EACH SELLER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY INCLUDED IN THIS AGREEMENT WHETHER OR NOT MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE PURCHASER OR THEIR REPRESENTATIVES, INCLUDING ANY WARRANTY REGARDING ANY PRO FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS PROVIDED BY OR ON BEHALF OF THE SELLERS, RHINO GP, THE COMPANY OR ITS SUBSIDIARIES, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO THE SELLERS, RHINO GP, THE COMPANY, ANY OF THE COMPANY’S SUBSIDIARIES AND ANY OF RESPECTIVE ASSETS OR PROPERTIES, INCLUDING ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES OF THE SELLERS, RHINO GP, THE COMPANY, OR ANY OF THE COMPANY’S SUBSIDIARIES.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to each Seller as of the date hereof, and, to the extent applicable, as of each Closing Date, as set forth below in this Article III.

3.1 Organization

The Purchaser is a natural person or an entity duly organized and validly existing under the laws of the jurisdiction of its formation. The Purchaser has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement.

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3.2 Authority.

The Purchaser has all requisite power and authority execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including, without limitation, the full power and authority to purchase the Purchased Units. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3 Accredited Investor Status; Affiliate Status of Sellers.

The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser acknowledges that the Sellers may be deemed an “affiliate” of the Company, as such term is defined in Rule 144 of the Securities Act.

3.4 Noncontravention.

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

3.5 Purchaser Status.

The Purchaser (a) is a sophisticated person with respect to the purchase of the Purchased Units; (b) has had the opportunity to ask questions of and receive answers from representatives of the Sellers, the Company and each of their respective officers, directors, employees and agents concerning the Company in order for the Purchaser to make an informed decision with respect to its investment in the Purchased Units; (c) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Units; (d) is able to bear the economic risk associated with the purchase of the Purchased Units, has such knowledge and experience, and has undertaken transactions regarding investments of similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of the Purchased Units; and (e) has independently and without reliance upon the Sellers, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Sellers’ express representations, warranties and covenants in this Agreement and would not enter into this Agreement in the absence of such representations, warranties and covenants. The Purchaser acknowledges that no Seller has given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Purchased Units is prudent. The Purchaser acknowledges and agrees that the Purchased Units have not been registered for sale or resale under the Securities Act and are being transferred under this Agreement pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser is acquiring the Purchased Units for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Purchaser is acquiring the Purchased Units hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Purchased Units. The Purchaser acknowledges that 60,976 RSUs are subject to vesting and forfeiture provisions, and that the transfer of the Second Closing Units may cause certain “change of control” and similar provisions in material agreements of the Company and Rhino GP to apply (including, without limitation, constituting a change of control and resulting in an event of default under the Credit Agreement, dated April 28, 2015, as amended and restated, among Rhino Energy LLC, PNC Bank National Associated, as administrative agent, and associated Banks (the “Credit Agreement”)).

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3.6 Consents.

Except for the approvals required to be obtained by the Closings in accordance with Article IV, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

3.7 No General Solicitation.

Neither the Purchaser, nor any of its officers, directors, employees, agents, representatives, stockholders or partners, has either directly or indirectly, including, but not limited to, through a broker or finder, (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchased Units. The Purchaser is not purchasing the Purchased Units pursuant to any form of general solicitation or general advertising.

3.8 No Brokers.

The Purchaser has not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.9 Purchaser Acknowledgement.

The Purchaser acknowledges and agrees that (i) the representations and warranties set forth in ARTICLE II constitute the sole and exclusive representations and warranties of the Sellers to such Purchaser in connection with the transactions contemplated by this Agreement, and there are no other representations, warranties, covenants, understandings or agreements, written or oral, express or implied, at law or in equity, between the parties or their respective Affiliates and representatives, except as expressly set forth in this Agreement and (ii) it will have no right or remedy arising out of, and expressly disclaim any reliance upon, and the Sellers, Rhino GP, the Company and their respective Affiliates and representatives will not be subject to any liability in respect of, any projections, forward-looking statements or similar statement, written or oral, express or implied, at law or in equity, between such parties or their respective Affiliates and representatives. The Purchaser acknowledges and agrees that none of the Sellers, Rhino GP, the Company, its subsidiaries, officers of the Sellers, Rhino GP, the Company or its subsidiaries, directors of the Sellers, Rhino GP, the Company or its subsidiaries or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Sellers, Rhino GP, the Company, or its subsidiaries furnished or made available to the Purchaser and its representatives.

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ARTICLE IV

CONDITIONS TO CLOSING

4.1 Conditions to the Sellers’ Obligation to Sell.

(a) The obligation of each Seller hereunder to sell such First Closing Units as set forth under such Seller’s name of Schedule I to the Purchaser on the First Closing Date is subject to the satisfaction, on or before the First Closing Date, of each of the following conditions, provided, however, that these conditions are for such Seller’s sole benefit and may be waived by such Seller at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

i. The Purchaser shall have executed and delivered this Agreement to such Seller and the Escrow Agreement to the Escrow Agent.

ii. The Purchaser and the Company shall have executed and delivered a joinder agreement to the grant agreement related to the RSUs in a form reasonably satisfactory to the Sellers.

iii. Contemporaneously with the First Closing, the Purchaser shall have delivered the First Closing Purchase Price with respect to the First Closing Units being purchased in the First Closing to such Seller by wire transfer of immediately available funds pursuant to the written wire instructions provided by such Seller.

iv. Contemporaneously with the First Closing, the Purchaser shall have delivered the Escrow Amount to the Escrow Agent in the Escrow Account by wire transfer of immediately available funds.

v. The representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and as of the First Closing Date as though made at that time, and the Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the First Closing Date.

vi. The Purchaser shall have obtained or made all governmental, regulatory or third party consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications, if any, necessary for the sale of the First Closing Units and such consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications in full force and effect, and all waiting periods required by any law shall have expired.

vii. No legal proceeding shall be pending or threatened before any governmental or regulatory authority which would prevent the performance of transaction contemplated by the Agreement, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded or adversely affect any Seller, Rhino GP or the Company.

(b) The obligation of each Seller hereunder to sell such Second Closing Units as set forth under such Seller’s name of Schedule I to the Purchaser on the Second Closing Date is subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions, provided, however, that these conditions are for such Seller’s sole benefit and may be waived by such Seller at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

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i. The First Closing shall have been consummated in accordance with this Agreement.

ii. Contemporaneously with the Second Closing, the Escrow Agent shall have delivered the Second Closing Purchase Price with respect to the Purchased Units being purchased in the Second Closing to such Seller by wire transfer of immediately available funds pursuant to the written wire instructions provided by such Seller.

iii. The Purchaser shall have obtained or made all governmental, regulatory or third party consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications, if any, necessary for the sale of the Second Closing Units and such consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications in full force and effect, and all waiting periods required by any law shall have expired.

iv. The representations and warranties of the Purchaser shall be true and correct in all respects as of the Second Closing Date as though made at that time, and the Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Second Closing Date.

v. No legal proceeding shall be pending or threatened before any governmental or regulatory authority which would prevent the performance of transaction contemplated by the Agreement, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded or adversely affect any Seller, Rhino GP or the Company.

4.2 Conditions to the Purchaser’s Obligation to Purchase.

(a) The obligation of the Purchaser hereunder to purchase the First Closing Units on the First Closing Date is subject to the satisfaction, on or before the First Closing Date, of each of the following conditions, provided, however, that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Sellers with prior written notice thereof:

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i. Each Seller shall have executed and delivered this Agreement to the Purchaser and the Escrow Agreement to the Escrow Agent.

ii. The representations and warranties of each Seller shall be true and correct in all respects as of the date when made and as of the First Closing Date as though made at that time, and each Seller shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Seller at or prior to the First Closing Date.

iii. Each Seller shall have obtained or made all governmental, regulatory or third party consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications, if any, necessary for the sale of the First Closing Units and such consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications in full force and effect, and all waiting periods required by any law shall have expired.

iv. No legal proceeding shall be pending or threatened before any governmental or regulatory authority which would prevent the performance of transaction contemplated by the Agreement, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded or adversely affect the Purchaser or the Company.

v. Each Seller shall have delivered to the Company and its transfer agent duly-executed instructions to transfer the First Closing Units to be transferred by such Seller in the First Closing to the Purchaser or its designee.

(b) The obligation of the Purchaser hereunder to purchase the Second Closing Units on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, however, that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Sellers with prior written notice thereof:

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i. The First Closing shall have been consummated in accordance with this Agreement.

ii. The representations and warranties of each Seller shall be true and correct in all respects as of the Second Closing Date as though made at that time, and each Seller shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Seller at or prior to the Second Closing Date.

iii. Each Seller shall have obtained or made all governmental, regulatory or third party consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications, if any, necessary for the sale of the Second Closing Units and such consents, waivers, approvals, licenses, authorizations and declarations, filings, registrations, and notifications in full force and effect, and all waiting periods required by any law shall have expired, and the Purchaser shall have received evidence reasonably satisfactory to it that the consummation of the Second Closing will not cause any change of control, event of default or default under any material agreement of the Company or Rhino GP, including, for the avoidance of doubt, the Credit Agreement.

iv. No legal proceeding shall be pending or threatened before any governmental or regulatory authority which would prevent the performance of transaction contemplated by the Agreement, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded or adversely affect the Purchaser or the Company;

v. Since the First Closing, no change has had or would reasonably be expected to have a material adverse effect on the business of the Company has occurred.

vi. Each Seller shall have delivered to the Company and its transfer agent duly-executed instructions to transfer the Second Closing Units to be transferred by such Seller in the Second Closing to the Purchaser or its designee.

ARTICLE V

COVENANTS

5.1 Delivery of Purchased Units.

Each Seller shall promptly following (i) the First Closing give appropriate instructions to the Company and its transfer agent to cause the First Closing Units being purchased in the First Closing to be delivered to the Purchaser, and (ii) the Second Closing give appropriate instructions to the Company, its transfer agent and the Rhino GP (as applicable) to cause the Second Closing Units being purchased in the Second Closing to be delivered to the Purchaser, along with all transfer documents reasonably requested by the Purchaser, the Company or its transfer agent to enable the Company to register the applicable Purchased Units in the denominations and names requested by the Purchaser.

5.2 Fees.

Each Party hereto shall pay its own legal fees and expenses in connection with the transactions contemplated hereby.

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5.3 Operation of Business.

Prior to the Second Closing, each Seller agrees that it shall not take any action that would be reasonably likely to cause Rhino GP or the Company to:

(a) not conduct its business or other activities only in the ordinary course, unless the Purchaser provides its prior approval to conduct activities outside the scope of the ordinary course of business;

(b) not maintain all permits, licenses and governmental approvals necessary to operate its business as currently conducted;

(c) not maintain its books and records in the ordinary course of business;

(d) declare, set aside, make or pay any dividend or other distribution in respect of any Common Units, Subordinated Units or GP Units;

(e) issue or sell any Common Units, Subordinated Units or GP Units or other securities of, or other ownership interests in, the Company, or grant options, warrants, calls or other rights of any kind to purchase or otherwise acquire any capital stock or other securities of, or other ownership interests in, Company;

(f) amend its limited partnership agreement;

(g) acquire any properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of its properties or assets;

(h) incur any liabilities outside the ordinary course of business, and pay, repay, discharge and satisfy all of its existing liabilities on an average basis of 90 days of receipt of invoice.

(i) enter into or agree to enter into any merger or consolidation with any corporation or other entity, or acquire the securities of any other person;

(j) enter into, amend, cancel, terminate, waive or release any contract except in the ordinary course of its business;

(k) take any action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this agreement;

(l) make any loans, advances or capital contributions to or investments in any person;

(m) institute or settle any legal proceedings;

(n) not file all tax returns and pay all taxes reflected as payable on such returns;

(o) not file all reports and forms with the Securities and Exchange Commission that are required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act; and

(p) take any action that would result in a default or the right to terminate any material agreement to which it is a party, including any employment agreement, supply agreement, coal sale agreement or lease (other than with respect to actions specifically contemplated by this Agreement, including for the avoidance of doubt any actions that may result in a change of control of the Company or Rhino GP);

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provided, however, that, no action or omission taken or failed to be taken by the Sellers, Rhino GP or its or the Company’s board of directors or managers, as applicable, shall constitute a breach of this Agreement if taken or failed to be taken by the Sellers, Rhino GP or its or the Company’s board of directors or managers, as applicable, in the believe that not doing so could reasonably be likely to be inconsistent with its or his fiduciary duties and no such action or omission shall constitute a breach hereof.

5.4 Further Assurances.

Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements (including, without limitation, any partnership, limited liability company or operating agreements), certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Second Closing, no Party shall take or fail to take any action that would reasonably result in the failure of any condition to its performance in the Second Closing to be satisfied by the Second Termination Date; provided, that the foregoing shall not require a Party to take any action or fail to take any action that the Party reasonably believes would constitute a violation of applicable law or be reasonably likely to be inconsistent with any applicable fiduciary duties.

5.5 Change of Control.

Prior to the Second Closing, Purchaser agrees that it shall use its best efforts to obtain all waivers, amendments and consents as may be required such that the consummation of the Second Closing will not cause any change of control, event of default or default under any material agreement of the Company or the Rhino GP, including, for the avoidance of doubt, the Credit Agreement and any mineral leases in which the Company or its subsidiaries are a lessee.

5.6 Lock-Up Agreements

Within 10 business days of the date hereof, the Sellers shall cause the Persons listed on Schedule II shall have entered into lock-up agreements, substantially in the form attached as Exhibit B hereto (the “Lock-Up Agreements”).

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ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

6.2 Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.3 Severability.

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.4 Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements among the Purchaser and the Sellers, their affiliates and persons acting on their behalf solely with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties solely with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Sellers nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Sellers and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

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6.5 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (c) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending Party and the sending Party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (d) one business day after deposit with an overnight courier service, in each case properly addressed to the Party to receive the same; provided that in the event any notice is not delivered by email, a carbon copy shall be delivered by email if an email address is provided for the party below. The addresses and facsimile numbers for such communications shall be:

If to a Seller:

c/o Wexford Capital

411 West Putnam Ave.

Greenwich CT, 06820

Attn: Mark Zand

Email: mzand@wexford.com

With a copy to

Attn: Arthur Amron

Email: aamron@wexford.com

with a copy to (for information purposes only):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein, Esq.

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

If to the Purchaser:

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

Attention: William L. Tuorto

Telephone: (843) 900-7693

Facsimile: (843) 501-1528

Email: Williamtuorto@royalenergy.us

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with a copy to (for information purposes only):

Davis Gillett Mottern & Sims, LLC

1230 Peachtree Street, N.E., Suite 2445

Atlanta, Georgia 30309

Attention: Robert J. Mottern

Telephone: (404) 607-6933

Facsimile: (678) 840-2126

Email: bmottern@investmentlawgroup.com

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient Party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (c) above.

6.6 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Sellers nor the Purchaser shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other Party.

6.7 No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Survival.

Unless this Agreement is terminated by mutual consent of the Sellers and the Purchaser, the representations and warranties of the Sellers and the Purchaser contained in Articles II and III shall survive the Closing Dates and the delivery, in whole or in part, of the Purchased Units.

6.9 Termination.

Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Second Closing Date:

(a) by the mutual written agreement of Seller and Purchaser;

(b) by Purchaser if the First Closing has not occurred on or prior to the fifth (5th) day after the date hereof (the “First Termination Date”) or the Second Closing has not occurred on or prior to the sixtieth (60th) day after the First Closing Date (the “Second Termination Date”, and with the First Termination Date, each a “Termination Date”); provided that Purchaser is not at such time in breach in any material respect of any of its representations or obligations hereunder;

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(c) by Seller if the First Closing has not occurred on or prior to the First Termination Date or the Second Closing has not occurred on or prior to the Second Termination Date, provided that Seller is not at such time in breach in any material respect of any of its representations or obligations hereunder;

(d) by either Party if there has been a breach by the other Party of any representation, warranty, covenant or agreement set forth in this Agreement and the effect of such breach would be to cause the conditions to the terminating Party’s obligations to consummate the Closing not to be capable of being satisfied, and such breach is not cured or is not reasonably capable of being cured within 10 days of receiving written notice of such breach or alleged breach from the terminating Party, it being understood and agreed that this Agreement may not be terminated pursuant to this Section 6.9(d) during such 10-day period or following such10-day period if such breach is cured during such 10-day period (provided, however, that such 10-day period shall not extend the applicable Termination Date); or

(e) by either Party if there shall be in effect a final, non-appealable law, rule, regulation, order, judgment or decree (including federal and state securities laws) (“Order”) of a federal, state, local or foreign government, governmental authority, regulatory or administrative agency, governmental department, board, bureau, agency or instrumentality, or court or tribunal of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the Parties shall promptly appeal any adverse determination which is appealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 6.9(e) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement.

If this Agreement is terminated and the transactions contemplated hereby are abandoned in accordance with this Section 6.9, this Agreement shall become void and of no further force and effect (other than this Section 6.9, Section 6.8 and Sections 6.11, 6.12, and 6.13 each of which shall survive the termination of this Agreement and be enforceable by the Parties and, for the avoidance of doubt, with respect to the transfer of any Purchased Units pursuant to a Closing that has already occurred, which transfer shall remain in full force and effect), and there shall be no liability or obligation on the part of any Party to the other Party, except for material breaches of this Agreement prior to the time of such termination and pursuant to Sections 6.11 and 6.12. Nothing in this Section 6.9 shall be deemed to impair the right of either Party to compel specific performance by the other Party of its obligations under this Agreement.

6.10 Release of Escrow Amount.

If the Second Closing has not occurred by the Termination Date, on the first business day following the termination of this Agreement, Purchaser and each Seller will jointly instruct the Escrow Agent under the Escrow Agreement to release to the Purchaser the Escrow Amount. The Escrow Agreement shall provide for the payment to the Sellers of any interest on the Escrow Amount. For the avoidance of doubt, upon the release of the Escrow Amount to the Purchaser, the Sellers shall be under no obligation to sell the Second Closing Units hereunder.

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6.11 Indemnification Obligations of Seller.

Each Seller shall jointly and severally defend, indemnify and hold harmless Purchaser and its affiliates (including the Company) and their respective officers, directors, shareholders, successors and permitted assigns (all such Persons are collectively referred to herein as the “Purchaser Indemnitees”) against and from all liabilities, demands, claims, regulatory, legislative or judicial proceedings or investigations, assessments, taxes, levies, losses, fines, penalties, damages, costs, interest, deficiencies and expenses, including, without limitation, reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses, sustained or incurred in connection with the defense, investigation, adjudication, settlement or other resolution of any claim (“Damages”) sustained or incurred by any of the Purchaser Indemnitees resulting from or arising out of or by virtue of: (a) any inaccuracy in or breach of any representation and warranty made by such Seller in this Agreement; and (b) any breach by such Seller or failure by such Seller to comply with any of the covenants or obligations of such Seller under this Agreement.

6.12 Indemnification Obligations of Purchaser.

Purchaser shall defend, indemnify, save and keep harmless each Seller and its affiliates (including the Company) and their respective officers, directors, shareholders, successors and permitted assigns (all such Persons are collectively referred to herein as the “Seller Indemnitees”) against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of: (a) any inaccuracy in or breach of any representation and warranty made by Purchaser in this Agreement; (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of its covenants or obligations under this Agreement; and (c) any actions or omission taken by the Purchaser after the First Closing not in the control of the Sellers, including, without limitation, related to the issuance of additional units of the Company or Rhino GP or to indebtedness of the Company that is not repaid at or prior to the Second Closing (including, without limitation resulting from any default under the Credit Agreement resulting from consummation of the transactions contemplated by this Agreement).

6.13 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.14 Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Confidentiality.

The Purchaser and the Sellers each hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the sale of the Purchased Units contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation or as required or requested by any competent governmental, regulatory or supervisory authority or has become publicly known through no fault of such Party; provided, however, that the Purchaser and the Sellers may disclose information regarding such sale to their respective accountants, attorneys, limited partners, shareholders and other interest holders; provided, further, however, that the Parties acknowledge that the Company will be required to file a current report on Form 8-K disclosing this Agreement and the Sellers and Purchaser and other parties may be required to make filings pursuant to Section 13 and 16 of the Exchange Act.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

SELLERS:

Wexford Capital LP
By: Wexford GP LLC, its General Partner

By:
Name:
Title:

Wexford Rhino Partners, L.P.
By: Wexford Rhino Advisors LLC, its general partner

By:
Name:
Title:

Rhino Energy Holdings LLC

By:
Name:
Title:

Rhino Resource Holdings LLC

By:
Name:
Title:

PURCHASER:

Royal Energy Resources, Inc.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

SCHEDULE I

SCHEDULE OF SELLERS

(1)	(2)	(3)	(4)
Seller	Aggregate Amount of Common Units	Aggregate Amount of Subordinated Units	Aggregate Amount of GP Units
Wexford Capital LP	159,216	—	—
Wexford Rhino Partners, L.P.	—	—	100% of GP Units
Rhino Energy Holdings LLC	6,010,265	8,597,487	—
Rhino Resource Holdings LLC	599,631	857,765	—
Purchase Price	$3,500,000	$200,000	$800,000

SCHEDULE II

SCHEDULE OF LOCK-UP PARTIES

(1)	(2)	(3)
Seller	Aggregate Amount of Common Units	Aggregate Amount of Subordinated Units
Joseph Jacobs	140,966	201,642
Charles Davidson	486,744	696,268

EXHIBIT A

FORM OF

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made and entered into this __ day of January, 2016, by and among Wexford Capital LP, a Delaware limited partnership, Wexford Rhino Partners, L.P., a Delaware limited partnership, Rhino Energy Holdings LLC, a Delaware limited liability company, and Rhino Resource Holdings LLC, a Delaware limited liability company (individually, a “Seller” and collectively, the “Sellers”), Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”), and Davis Gillett Mottern & Sims, LLC (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Sellers and the Purchaser have entered into a Securities Purchase Agreement dated as of January 21, 2016 (the “Purchase Agreement”), under which the Purchaser has agreed to purchase, and the Sellers have agreed to sell, (i) the issued and outstanding membership units representing limited partnership interests in the general partner of the Company (as defined below), Rhino GP LLC, a Delaware limited liability company (“Rhino GP”) (the “GP Units”) and (ii) the common units (the “Common Units”), subordinated units (the “Subordinate Units” together with the Common Units and the GP Units, the “Purchased Units”) representing limited partnership interests in Rhino Resource Partners LP (the “Company”), in each case, in the amounts set forth in the Purchase Agreement;

WHEREAS, the terms of the Purchase Agreement provide that the Purchaser will purchase the Common Units at the First Closing (as defined in the Purchase Agreement), and the GP Units and Subordinate Units at the Second Closing (as defined in the Purchase Agreement);

WHEREAS, the Purchaser has agreed to deposit the Second Closing Purchase Price with the Escrow Agent, which has agreed to hold the Second Closing Purchase Price in its non-interest bearing IOLTA account until the Second Closing occurs or does not occur, as the case may be, and to disburse the Second Closing Purchase Price as set forth herein;

WHEREAS, the Sellers, the Purchaser and Escrow Agent are entering into this Agreement to set forth the terms under which the Escrow Agent will serve as escrow agent respect to the above-described escrow.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Escrow Agent hereby acknowledges receipt of $1,000,000 from the Purchaser (the “Escrowed Funds”) by wire transfer in good funds.

2. The Escrowed Funds are to be held by the Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement. The Escrow Agent shall hold the Escrowed Funds in its IOLTA account at Suntrust Bank, which is a non-interest bearing account. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

3. The parties agree that the Escrow Agent shall dispose of the Escrowed Funds as follows:

a) In the event the Second Closing occurs on or before the Second Termination Date, the Escrowed Funds shall be paid by wire transfer to the Sellers in such amounts and proportions as are specified pursuant to the Purchaser Agreement;

b) In the event the Second Closing does not occur by the Second Termination Date, the Escrowed Funds shall be returned to the Purchaser by wire transfer;

c) Pursuant to joint written instructions signed by the Sellers and the Purchaser.

4. In the event the Sellers and the Purchaser agreed to extend the Second Closing Date, the Sellers and Purchaser shall certify to the Escrow Agent in writing or electronically via email the new Second Closing Deadline.

5. All signatories to this Agreement consent to email communication of any notices or documents pertaining to the Escrowed Funds, and agree that the email address set forth below their signature is a valid email address to which all notifications regarding the Escrowed Funds may be sent.

6. In the event the Escrow Agent is uncertain as to its duties or responsibilities hereunder or either party shall challenge the validity, legality or authenticity of any notice sent by the other party to the Escrow Agent, the Escrow Agent may interplead the Escrowed Funds in the Superior Court of Fulton County, State of Georgia, and the Sellers and the Purchaser consent to jurisdiction and venue in such court for purposes of an interpleader action. The losing party in such proceeding shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney’s fees associated with the proceeding. The Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same, and its duties hereunder shall be limited to the safekeeping of the Escrowed Funds and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof.

7. The Purchaser agrees to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney’s fees and the cost of defending any action, suit or proceeding or resisting any claim.

8. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

9. The Escrow Agent shall be entitled to payment of fees for any services rendered by the Escrow Agent hereunder at its regular hourly rates, plus reimbursement of all out-of-pocket expenses of Escrow Agent, which fees shall be payable by the Purchaser. In addition, the Escrow Agent shall be entitled to deduct from any payment due the Purchaser all amounts owing the Escrow Agent, which shall be considered fees of the Escrow Agent hereunder. The Purchaser shall bear the cost of any wire transfer fees with respect to any wire transfer of the Escrowed Funds to the Sellers or the Purchaser.

10. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, modification, supplement or waiver is sought and making specific reference to this Agreement.

11. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) if mailed first-class, registered or certified mail, return receipt requested, postage prepaid, then upon the date and time return receipt delivery is attempted by the applicable national postal service; (b) if delivered by courier for hand-delivery, then upon the date and time of actual delivery; or (c) if delivered by a private overnight delivery service (including Federal Express and United Parcel Service), then upon the date and time of actual delivery by the private overnight delivery service company; provided that in all cases a copy of such notice shall be delivered in the form of a .pdf attachment to an email address of the recipient on the date on which the notice is sent. Any party hereto may change its address for notice set forth herein by giving the other parties at least 10 days advance written notice of such change of address. The notices to Sellers and the Purchaser shall be sent to the address on their signature page to this Agreement. All notices to the Escrow Agent shall be sent to:

Robert J. Mottern, Esq.

DAVIS GILLETT MOTTERN & SIMS, LLC

1230 Peachtree Street, N.E., Suite 2445

Atlanta, Georgia 30309

Phone: 404-607-6933

Email: bmottern@investmentlawgroup.com

12. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it, except for gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice or demand unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties.

13. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and their respective heirs, successors in interest and legal representatives.

14. This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Georgia.

This Agreement may be executed in counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

SELLERS: WEXFORD CAPITAL, L.P., a Delaware limited partnership By: _____________, general partner	WEXFORD RHINO PARTNERS, L.P., a Delaware limited partnership By: _____________, general partner
By: _____________________ Its: _____________________ Address: _________________ _________________________ Phone: ___________________ Email: ___________________	By: _____________________ Its: _____________________ Address: _________________ _________________________ Phone: ___________________ Email: ___________________

RHINO ENERGY HOLDINGS, LLC, a Delaware limited liability company	RHINO RESOURCE HOLDINGS, LLC, a Delaware limited liability company
By: _____________________ Its: _____________________ Address: _________________ _________________________ Phone: ___________________ Email: ___________________	By: _____________________ Its: _____________________ Address: _________________ _________________________ Phone: ___________________ Email: ___________________

PURCHASER: ROYAL ENERGY RESOURCES, INC., a Delaware corporation
By: _____________________ Its: _____________________ Address: 56 Broad Street, Suite 2 Charleston, SC 29401 Phone: ___________________ Email: ___________________

ESCROW AGENT: DAVIS, GILLETT, MOTTERN & SIMS, LLC, a Georgia limited liability company
By: Robert J. Mottern, Partner

EXHIBIT B

FORM OF

LOCK-UP AGREEMENT

LOCK-UP LETTER AGREEMENT

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

Dear Sirs:

Defined terms not otherwise defined in this letter agreement (the “Lock-Up Letter Agreement”) shall have the meanings set forth in the Securities Purchase Agreement, dated as of January ___, 2016 (the “Purchase Agreement”), among Wexford Capital LP, a Delaware limited partnership, Wexford Rhino Partners, L.P., a Delaware limited partnership, Rhino Energy Holdings LLC, a Delaware limited liability company, and Rhino Resource Holdings LLC, a Delaware limited liability company (individually, a “Seller” and collectively, the “Sellers”), and Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”, together with the Sellers, the “Parties”).

The undersigned understands that the Purchase Agreement provides for the purchase by the Purchaser from the Sellers of (i) the issued and outstanding membership units representing limited partnership interests in the general partner of the Company (as defined below), Rhino GP LLC, a Delaware limited liability company (“Rhino GP”) (the “GP Units”) and (ii) the common units (the “Common Units”), subordinated units (the “Subordinate Units” together with the Common Units and the GP Units, the “Purchased Units”) representing limited partnership interests in Rhino Resource Partners LP (the “Company”).

In consideration of the execution of the Purchase Agreement by the Purchaser, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Purchaser, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of any Common Units or Subordinate Units (including, without limitation, Common Units or Subordinate Units that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations of the Securities Exchange Act of 1934, as amended, and Common Units or Subordinate Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units or Subordinate Units, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units or Subordinate Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or Subordinate Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or Subordinate Units or securities convertible into or exercisable or exchangeable for Common Units or Subordinate Units or any other securities of the Company held by the undersigned or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the earlier of (a) if the Second Closing does not occur, the expiration of the deadline for consummation of the Second Closing, and (b) if the Second Closing does occur, one year after the Second Closing Date (such period, the “Lock-Up Period”).

No provision in this Lock-Up Letter Agreement shall be deemed to restrict or prohibit (1) the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Common Units or Subordinate Units, as applicable; provided that any Common Units or Subordinate Units received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Letter Agreement, (2) transfers of Common Units or Subordinate Units or securities convertible into or exercisable or exchangeable for Common Units or Subordinate Units as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin), (3) to an entity wholly owned, directly or indirectly, by the undersigned and/or family members of the undersigned or for their benefit, (4) transfers of Common Units or Subordinate Units or securities convertible into or exercisable or exchangeable for Common Units or Subordinate Units to a charity or educational institution or (5) transactions in Common Units or Subordinate Units or securities convertible into or exercisable or exchangeable for Common Units or Subordinate Units for the purpose of paying taxes due in connection with any grant or vesting of securities of the Company; provided, that in the case of any transfer pursuant to the foregoing clauses (2), (3) or (4), any such transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company does not intend to proceed with the First Closing, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Purchaser will proceed with the First Closing and the Second Closing in reliance on this Lock-Up Letter Agreement.

[Signature page follows]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

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